Fiscal 2022 Third Quarter Results DECEMBER 13, 2022

© Core & Main All Rights Reserved. Confidential and Proprietary Information. CAUTIONARY STATEMENTS 2 Cautionary Note Regarding Forward-Looking Statements This presentation and accompanying discussion may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, all statements other than statements of historical facts contained in our accompanying Quarterly Report on Form 10-Q, including statements relating to our intentions, beliefs, assumptions or current expectations concerning, among other things, our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, future capital expenditures and debt service obligations, and the anticipated impact of the novel coronavirus, or COVID-19, on our business, are forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the captions “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 30, 2022 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this presentation. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines, volatility and cyclicality in the U.S. residential and non-residential construction markets; slowdowns in municipal infrastructure spending and delays in appropriations of federal funds; price fluctuations in our product costs, particularly with respect to the commodity-based products that we sell; our ability to manage our inventory effectively, including during periods of supply chain disruptions; our ability to obtain product; general business and economic conditions; risks involved with acquisitions and other strategic transactions, including our ability to identify, acquire, close or integrate acquisition targets successfully; the impact of seasonality and weather-related impacts, including natural disasters or similar extreme weather events; the fragmented and highly competitive markets in which we compete and consolidation within our industry; our ability to competitively bid for municipal and private contracts; the development of alternatives to distributors of our products in the supply chain; our ability to hire, engage and retain key personnel, including sales representatives, qualified branch, district and region managers and senior management; our ability to identify, develop and maintain relationships with a sufficient number of qualified suppliers and the potential that our exclusive or restrictive supplier distribution rights are terminated; the availability and cost of freight and energy, such as fuel; the ability of our customers to make payments on credit sales; changes in supplier rebates or other terms of our supplier agreements; our ability to identify and introduce new products and product lines effectively; the impact of interest rates on the level of activity in the U.S. residential and non-residential construction markets; increases in interest rates and the impact of transitioning from LIBOR (as defined in our Quarterly Report on Form 10-Q) as the benchmark rate in contracts; the spread of, and response to, COVID-19, and the inability to predict the ultimate impact on us; costs and potential liabilities or obligations imposed by environmental, health and safety laws and requirements; regulatory change and the costs of compliance with regulation; exposure to product liability, construction defect and warranty claims and other litigation and legal proceedings; potential harm to our reputation; difficulties with or interruptions of our fabrication services; safety and labor risks associated with the distribution of our products as well as work stoppages and other disruptions due to labor disputes; impairment in the carrying value of goodwill, intangible assets or other long-lived assets; the domestic and international political environment with regard to trade relationships and tariffs, as well as difficulty sourcing products as a result of import constraints; our ability to operate our business consistently through highly dispersed locations across the United States; interruptions in the proper functioning of our information technology systems, including from cybersecurity threats; risks associated with raising capital; our ability to continue our customer relationships with short-term contracts; risks associated with exporting our products internationally; our ability to renew or replace our existing leases on favorable terms or at all; our ability to maintain effective internal controls over financial reporting and remediate any material weaknesses; our substantial indebtedness and the potential that we may incur additional indebtedness; the limitations and restrictions in the agreements governing our indebtedness, the Second Amended and Restated Agreement of Limited Partnership of Core & Main Holdings, LP, as amended, and the Tax Receivable Agreements (as defined in our Quarterly Report on Form 10-Q); changes in our credit ratings and outlook; our ability to generate the significant amount of cash needed to service our indebtedness; our organizational structure, including our payment obligations under the Tax Receivable Agreements, which may be significant; our ability to sustain an active, liquid trading market for our Class A common stock; the significant influence that CD&R (as defined in our Quarterly Report on Form 10-Q) has over us and potential conflicts between the interests of CD&R and other stockholders; and risks related to other factors described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 30, 2022. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, which speak only as of the date of this presentation. Use of Non-GAAP Financial Measures In addition to providing results that are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we present EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Net Debt Leverage, all of which are non-GAAP financial measures. These measures are not considered measures of financial performance or liquidity under GAAP and the items excluded therefrom are significant components in understanding and assessing our financial performance or liquidity. These measures should not be considered in isolation or as alternatives to GAAP measures such as net income or net income attributable to Core & Main, Inc., as applicable, cash provided by or used in operating, investing or financing activities, or other financial statement data presented in the financial statements as an indicator of our financial performance or liquidity. We use EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Net Debt Leverage to assess the operating results and effectiveness and efficiency of our business. We present these non-GAAP financial measures because we believe investors consider them to be important supplemental measures of performance, and we believe that these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Non-GAAP financial measures as reported by us may not be comparable to similarly titled metrics reported by other companies and may not be calculated in the same manner. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Reconciliations of such non-GAAP measures to the most directly comparable GAAP measure and calculations of the non-GAAP measures are set forth in the appendix of this presentation. No reconciliation of the estimated range for Adjusted EBITDA for fiscal 2022 is included herein because we are unable to quantify certain amounts that would be required to be included in net income or net income attributable to Core & Main, Inc., as applicable, the most directly comparable GAAP measure, without unreasonable efforts due to the high variability and difficulty to predict certain items excluded from Adjusted EBITDA. Consequently, we believe such reconciliation would imply a degree of precision that would be misleading to investors. In particular, the effects of acquisition expenses and other one-time charges cannot be reasonably predicted in light of the inherent difficulty in quantifying such items on a forward-looking basis. We expect the variability of these excluded items may have an unpredictable, and potentially significant, impact on our future GAAP results. Presentation of Financial Information The accompanying financial information presents the results of operations, financial position and cash flows of Core & Main, Inc. (“Core & Main” or the “Company”) and its subsidiaries, which includes the consolidated financial information of Holdings and its consolidated subsidiary, Core & Main LP, as the legal entity that conducts the operations of the Company. Core & Main is the primary beneficiary and general partner of Holdings and has decision making authority that significantly affects the economic performance of the entity. As a result, Core & Main consolidates the consolidated financial statements of Holdings. All intercompany balances and transactions have been eliminated in consolidation. The Company records non-controlling interests related to Partnership Interests (as defined in our Quarterly Report on Form 10-Q) held by the Continuing Limited Partners (as defined in our Quarterly Report on Form 10-Q) in Holdings. The Company’s fiscal year is a 52- or 53-week period ending on the Sunday nearest to January 31st. Quarters within the fiscal year include 13-week periods, unless a fiscal year includes a 53rd week, in which case the fourth quarter of the fiscal year will be a 14-week period. Each of the three months ended October 30, 2022 and three months ended October 31, 2021 included 13 weeks and each of the nine months ended October 30, 2022 and nine months ended October 31, 2021 included 39 weeks. The current fiscal year ending January 29, 2023 (“fiscal 2022”) will include 52 weeks.

© Core & Main All Rights Reserved. Confidential and Proprietary Information. TODAY’S PRESENTERS 3 Steve LeClair Chief Executive Officer Mark Witkowski Chief Financial Officer Robyn Bradbury VP, Finance & Investor Relations

© Core & Main All Rights Reserved. Confidential and Proprietary Information. BUSINESS UPDATE 4

© Core & Main All Rights Reserved. Confidential and Proprietary Information. Q3 2022 BUSINESS UPDATE 5 ✓ Delivered strong Q3 2022 results by executing on our growth strategies, including share gains, acquisitions and margin expansion ✓ End-market demand remains resilient despite macro challenges ̶ Municipal repair & replacement activity continues to be strong ̶ Accelerating demand of non-residential construction activity ̶ Beginning to see softness in residential lot development in some markets ✓ Focused on inventory optimization as product availability improves ✓ Continue to enhance footprint, operating capabilities and private label offerings through M&A ̶ Closed four acquisitions during and subsequent to the quarter: Inland Water Works Supply Co., the municipal waterworks division of Trumbull Industries and an affiliated entity (collectively “Trumbull”), Distributors, Inc. and Lanier Municipal Supply Co. ✓ Opened a new location in Fort Collins, Colorado ✓ Published 2022 Environmental, Social and Governance report, highlighting our commitment to ESG and sustainability

DRIVING SUSTAINABLE GROWTH THROUGH M&A

	Inland Water Works Supply Co.	Trumbull	Distributors, Inc.	Lanier Municipal Supply Co.
Status	Closed August 2022	Closed October 2022	Closed October 2022	Closed December 2022
Number of Locations	1	3	1	4
Geography	California	Ohio & Pennsylvania	Hawaii	Florida & Georgia
Product Lines	Pipe, Valves & Fittings Storm Drainage Meters	Pipe, Valves & Fittings Storm Drainage Meters	Fire Protection	Pipe, Valves & Fittings Storm Drainage Meters
Strategic Rationale	Geographic Expansion Addition of Key Talent	Product Line Expansion Geographic Expansion Addition of Key Talent	Geographic Expansion Addition of Key Talent	Geographic Expansion Addition of Key Talent

Combined Annualized Net Sales of ~$115M

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© Core & Main All Rights Reserved. Confidential and Proprietary Information. HELPING COMMUNITIES BUILD A FOUNDATION FOR THE FUTURE ▪ The city of Waukesha, Wisconsin, needed a new, sustainable water solution to continue supplying clean water to its community ▪ The city was experiencing dwindling water levels due to a growing population ▪ Core & Main was hired to help address this infrastructure challenge and has since been serving as a critical resource for the project. Core & Main led trainings to educate project partners on potential solutions and provided 26 miles of ductile iron pipe with all the necessary valves, fittings and accessories for a new pipeline to carry fresh water from Lake Michigan to Waukesha ▪ This project aligns closely with our goals of providing access to clean, safe drinking water “We looked for a team that had honesty and integrity. When we look for companies that are supplying those materials, we want to make sure that they have been there, done that, and they were able to come through for us in the long run.” - Waukesha Water Utility General Manager 7

BALANCED MIX ACROSS END MARKETS

Municipal 39%(1)





Repair & Replacement

- Improvements to or replacement of existing infrastructure
- Repairs and upgrades tend to be non-discretionary in nature (i.e., water main breaks)
- Funded by local and state entities, or by the federal government
- Comprises a majority of the municipal market

Expansion of Service

- Expansion of infrastructure into new areas due to growth or population shifts
- Funded by local and state entities, or by the federal government. May be part of a public-private partnership
- Comprises a smaller portion of the municipal market

Non-Residential 39%(1)





New Development

- New development of water, sewer and storm drainage infrastructure for new commercial or industrial sites
- Installation of new fire protection systems in newly constructed commercial or multi-family buildings
- Includes balanced mix of road and bridge projects (DOT), which benefits our storm drainage product lines
- Typically funded by developers, or by state and federal entities
- Comprises roughly half of non-residential market

Repair & Replacement

- Improvements to or partial replacement of existing infrastructure as part of a brownfield site development
- Includes retrofit of existing fire protection systems in existing commercial or multi-family buildings to comply with changing regulations or layout
- Typically funded by developers, or by state and federal entities
- Comprises roughly half of non-residential market

Residential 22%(1)





New Lot Development

- New development of water, sewer and storm drainage infrastructure for residential building sites
- Underground contractors install water and sewer pipes to connect the new development to existing infrastructure
- Typically funded by developers
- Comprises large majority of residential market

Repair & Replacement

- Improvements to or partial replacement of existing infrastructure as part of a brownfield site development
- Typically funded by developers
- Comprises small percentage of residential market

(1) Represents estimated end market exposure based on net sales for the fiscal year ended January 30, 2022.

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© Core & Main All Rights Reserved. Confidential and Proprietary Information. 9 FINANCIAL HIGHLIGHTS

© Core & Main All Rights Reserved. Confidential and Proprietary Information. $105 $165 Q3'21 Q3'22 $189 $275 Q3'21 Q3'22 $371 $500 Q3'21 Q3'22 $1,405 $1,818 Q3'21 Q3'22 Q3 2022 OPERATING RESULTS 10 Net Sales Gross Profit Adjusted Net Income(1) Adjusted EBITDA(1) (1) Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Refer to the appendix of the presentation for a reconciliation to the nearest GAAP measure. % Margin(1) % Margin +29% 13.5% 15.1%+160 bps 26.4% 27.5%+110 bps +46% +35% ($ in Millions) ($ in Millions) ($ in Millions)($ in Millions) +57%

© Core & Main All Rights Reserved. Confidential and Proprietary Information. 2.8x 1.7x Q3'21 Q3'22 CASH FLOW & BALANCE SHEET HIGHLIGHTS 11 Operating Cash Flow Net Debt Leverage(5) Q3’21 Q3’22 Y-o-Y $ Adjusted EBITDA $189 $275 $86 Investment in Operating Capital(1) (153) (87) 66 Cash Interest (12) (20) (8) Cash Taxes(2) (14) (45) (31) Other(3) 23 31 8 Operating Cash Flow(4) $33 $154 $121 (1) Represents the sum of receivables, net of allowances for credit losses, and inventories less accounts payable, each as of quarter-end. (2) Represents operating cash taxes paid to the IRS and other state & local taxing authorities. Does not include the portion of our tax obligation distributed to non-controlling interest holders as a financing cash outflow. (3) Represents operating cash flow generated from other operating assets and liabilities. (4) Represents the cash flows provided by operating activities on a quarterly basis. See our condensed consolidated statement of cash flows in our Quarterly Report on Form 10-Q for the cash flows provided by operating activities for the nine months ended October 30, 2022 and October 31, 2021. (5) Net Debt Leverage represents gross consolidated debt net of cash & cash equivalents divided by Adjusted EBITDA for the last twelve months, which is a non-GAAP financial measure. Refer to the appendix of the presentation for a reconciliation to the nearest GAAP measure. (6) Total liquidity represents the sum of cash & cash equivalents and excess availability under our Senior ABL Credit Facility, which is net of borrowings and approximately $9 million of outstanding letters of credit. ($ in Millions) Liquidity(6) $846 $1,151 Q3'21 Q3'22 ($ in Millions)

© Core & Main All Rights Reserved. Confidential and Proprietary Information. CAPITAL ALLOCATION PRIORITIES 12 Organic Growth & Operational Initiatives (Low capex requirements) Growth Through M&A Share Repurchases 1 2 3 Maintain Conservative Balance Sheet

© Core & Main All Rights Reserved. Confidential and Proprietary Information. FISCAL 2022 OUTLOOK 13 Core & Main is strategically positioned for continued growth ▪ Near-term end-market fundamentals expected to be mixed, but long-term outlook remains positive ̶ Municipal repair & replacement activity expected to drive a large portion of Q4 2022 volumes ̶ Sentiment in non-residential construction remains positive, supported by healthy bidding activity and backlog ▪ Expect 31% to 33% net sales growth for fiscal 2022 ▪ Raising fiscal 2022 Adjusted EBITDA outlook to be in the range of $910 to $930 million ▪ Anticipate strong cash generation in Q4 2022, ending the year with 40% to 45% operating cash flow conversion from Adjusted EBITDA ▪ Continued M&A activity with robust pipeline

Appendix

© Core & Main All Rights Reserved. Confidential and Proprietary Information. PRODUCT & SERVICE OFFERING 15

MULTIPLE GROWTH DRIVERS

Greenfield Expansion	Strategic Accounts	Geosynthetics	Smart Metering



Fusible HDPE Solutions	Storm Drainage	Treatment Plant	Fire Protection



Above Market Growth
(+200 - 300 bps)(1)

- ✓ Grow share locally by adding sales talent and training
- ✓ Expand into new and underpenetrated geographies
- ✓ Grow underrepresented product categories
- ✓ Increase penetration with strategic accounts

Acquisitions
(+100 - 400 bps)(1)

- ✓ Expand into new and underpenetrated geographies
- ✓ Expand into new and underrepresented product and service categories
- ✓ Enhance key talent and operational capabilities

Private Label	Pricing Analytics

Category Management	Innovation & Technology

Margin Expansion
(+20 - 30 bps)(1)

- ✓ Expand private label offering through global sourcing
- ✓ Expand product margins through pricing analytics
- ✓ Optimize category management
- ✓ Drive SG&A productivity and cost leverage

(1) Historically, we have been able to achieve annual net sales growth in excess of the market ranging from 200-300 basis points, annual net sales contribution from acquisitions ranging from 100-400 basis points, and annual Adjusted EBITDA margin expansion ranging from 20-30 basis points.

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© Core & Main All Rights Reserved. Confidential and Proprietary Information. TRACK RECORD OF ACQUISITIONS 17 Organic Growth Why We Succeed Acquisition Focus Acquirer of Choice ✓ Respected reputation in the industry ✓ Entrepreneurial culture ✓ Investment in our people ✓ Consolidate existing market positions ✓ Expand geographic footprint ✓ Product line expansion ✓ Expansion of presence in underpenetrated product categories ✓ Key talent and capability enhancement ✓ Dedicated & highly experienced M&A team ✓ Robust target pipeline ✓ Significant synergy opportunities ✓ Diligence execution and integration 2017 20222020 20212018 2019

RECONCILIATION OF NON-GAAP MEASURES

Adjusted EBITDA & Adjusted EBITDA Margin

($ in Millions)

	Three Months Ended		Twelve Months Ended				
	October 30, 2022	October 31, 2021	October 30, 2022	July 31, 2022	May 1, 2022	January 30, 2022	October 31, 2021
Net income attributable to Core & Main, Inc.	$ 111	$ 64	$ 360	$ 313	$ 225	$ 166	$ 118
Less: net income attributable to non-controlling interest	67	45	216	194	110	59	28
Net income	178	109	576	507	335	225	146
Depreciation and amortization(1)	37	37	143	143	143	142	142
Provision for income taxes	40	25	125	110	75	51	31
Interest expense	16	12	59	55	75	98	120
EBITDA	$ 271	$ 183	$ 903	$ 815	$ 628	$ 516	$ 439
Loss on debt modification and extinguishment	-	1	-	1	51	51	51
Equity-based compensation	2	2	12	12	27	25	23
Acquisition expenses(2)	1	3	4	6	5	7	8
Offering expenses(3)	1	-	3	2	3	5	3
Adjusted EBITDA	$ 275	$ 189	$ 922	$ 836	$ 714	$ 604	$ 524
Adjusted EBITDA Margin:							
Net Sales	$ 1,818	$ 1,405	$ 6,523	$ 6,110	$ 5,547	$ 5,004	$ 4,589
Adjusted EBITDA / Net Sales	15.1%	13.5%	14.1%	13.7%	12.9%	12.1%	11.4%

(1) Includes depreciation of certain assets which are reflected in "cost of sales" in our Statement of Operations.

(2) Represents expenses associated with acquisition activities, including transaction costs, post-acquisition employee retention bonuses, severance payments, expense recognition of purchase accounting fair value adjustments (excluding amortization) and contingent consideration adjustments.

(3) Represents costs related to our initial public offering and secondary offerings of shares of our Class A common stock completed in January 2022 and September 2022, which are reflected in SG&A expenses in our Statement of Operations.

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© Core & Main All Rights Reserved. Confidential and Proprietary Information. RECONCILIATION OF NON-GAAP MEASURES 19 Net Debt Leverage ($ in Millions) October 30, 2022 July 31, 2022 May 1, 2022 January 30, 2022 October 31, 2021 Senior ABL Credit Facility due July 2026 90$ 142$ 57$ -$ -$ Senior Term Loan due July 2028 1,481 1,485 1,489 1,493 1,496 Total Debt 1,571 1,627 1,546 1,493 1,496 Less: Cash & Cash Equivalents - - (1) (1) (5) Net Debt 1,571$ 1,627$ 1,545$ 1,492$ 1,491$ Twelve Months Ended Adjusted EBITDA 922 836 714 604 524 Net Debt Leverage 1.7x 1.9x 2.2x 2.5x 2.8x As of

© Core & Main All Rights Reserved. Confidential and Proprietary Information. RECONCILIATION OF NON-GAAP MEASURES 20 Adjusted Net Income (1) Core & Main, Inc. is subject to U.S. federal, state and other income taxes with respect to its allocable share of any net taxable income of Core & Main Holdings, LP. The adjustment to the provision for income tax reflects the effective tax rates assuming Core & Main, Inc. owns 100% of Core & Main Holdings, LP. (2) Represents expenses associated with acquisition activities, including transaction costs, post-acquisition employee retention bonuses, severance payments, expense recognition of purchase accounting fair value adjustments (excluding amortization) and contingent consideration adjustments. (3) Represents costs related to our initial public offering and secondary offerings of shares of our Class A common stock completed in January 2022 and September 2022, which are reflected in SG&A expenses in our Statement of Operations. (4) Reflects the application of the annual effective tax rate after giving effect to the full exchange and elimination of the above adjustments. The effective tax rate for adjusted net income was 25.4% for the three months ended October 30, 2022 and 25.0% for the three months ended October 31, 2021. The effective tax rate for adjusted net income was 25.5% for the nine months ended October 30, 2022 and 26.5% for the nine months ended October 31, 2021. ($ in Millions) October 30, 2022 October 31, 2021 October 30, 2022 October 31, 2021 Net income attributable to Core & Main, Inc. 111$ 64$ 312$ 118$ Less: net income attributable to non- controlling interest 67 45 185 28 Pro forma income tax provision adjustment (1) (16) (13) (47) (19) Tax-effected net income 162 96 450 127 Loss on debt modification and extinguishment - 1 - 51 Equity-based compensation 2 2 9 22 Acquisition expenses (2) 1 3 3 6 Offering expenses (3) 1 - 1 3 Tax adjustment (4) (1) 3 (2) (16) Adjusted net income 165$ 105$ 461$ 193$ Three Months Ended Nine Months Ended